SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2005 (February 21, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Extension to Current Employment Agreement with Mr. Blankenship

On February 21, 2005, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Registrant”) approved, and on February 22, 2005, the Board ratified and authorized for execution Amendment No. 1 (the “Amendment”) to that certain Amended and Restated Employment Agreement effective as of November 1, 2001 (the “Current Employment Agreement”), by and among the Registrant, a Delaware corporation, A.T. Massey Coal Company, Inc., a Virginia corporation and the sole direct, wholly-owned subsidiary of the Registrant (“Massey”), and Don L. Blankenship, the Chairman, Chief Executive Officer and President of both the Registrant and Massey. The parties to the Current Employment Agreement executed the Amendment on February 22, 2005 with an effective date of May 1, 2005. The Amendment is attached as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The Current Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002.

The Amendment extends the term of the Current Employment Agreement, which was set to expire on April 30, 2005, for an additional eight months (the “Extension Period”) to coincide with the Registrant’s fiscal year. The material terms and conditions of the Amendment are as follows: (i) a base salary of $83,333 per month; (ii) an extension incentive bonus target of $600,000 based on specified business performance measures for fiscal year 2005, including earnings before interest and taxes, produced tons, earnings per share, net coal sales and company safety objectives, as well as strategic objectives such as successorship plans for key executive positions, employee retention and employee diversity; (iii) a long term incentive award which includes a $200,000 target cash award based on the Registrant’s earnings before interests and taxes for fiscal years 2005, 2006 and 2007, 33,333 non-qualified stock options, 8,467 shares of restricted stock and a cash bonus award equal to the fair market value of 4,867 shares of the Registrant’s common stock; (iv) a deferred incentive bonus equal to the product obtained by multiplying (a) the average of the high and low trading prices of the Registrant’s common stock on the New York Stock Exchange on December 30, 2005, by (b) 266,667; (v) a grant of 150,000 stock appreciation rights; (vi) a retention cash award of $266,667; and (vii) the premium payments on a $4,000,000 split dollar life insurance policy.

In the event that Mr. Blankenship’s employment with the Registrant and/or Massey terminates during and prior to the end of the Extension Period for any reason other than for Cause (as such term is defined in the Current Employment Agreement), then the Registrant and/or Massey shall pay to Mr. Blankenship, or if Mr. Blankenship is deceased, to his estate, 2.5 times the sum of Mr. Blankenship’s annual base salary of $1,000,000 plus his extension incentive bonus of $600,000, unless Mr. Blankenship elects to terminate his employment voluntarily during and prior to the end of the Extension Period other than for good reason (i.e., relocation, reduction in base salary or other compensation, material reduction in scope of responsibilities, or significant reduction in authority). In the event that Mr. Blankenship’s employment with the Registrant and/or Massey terminates during and prior to the end of the Extension Period for any reason, all of Mr. Blankenship’s rights with respect to the deferred incentive bonus, stock appreciation rights, and retention cash award, as set forth in items (iv) through (vi) in the preceding paragraph, shall terminate and all rights thereunder shall cease, and payment of the life insurance premiums as set forth in item (vii) in the preceding paragraph shall cease.

2004 Bonus Paid Pursuant to Current Employment Agreement

On February 21, 2005, the Compensation Committee of the Registrant’s Board of Directors approved, and on February 22, 2005, the Registrant’s Board of Director’s ratified, a cash incentive bonus for Mr. Blankenship in the amount of $612,500, pursuant to Section 4.B of the Current Employment Agreement. The Compensation Committee of the Registrant calculated the cash incentive bonus amount by reviewing previously established performance criteria based on business performance and strategic objectives for fiscal year 2004 as well as an individual performance factor. The business performance metrics included earnings before interest and taxes, produced tons, earnings per share, net coal sales and company safety goals. The strategic objectives included successorship plans for key executives, employee retention and employee diversity.

2004 Bonus Program

On February 21, 2005, the Compensation Committee of the Registrant’s Board of Directors approved, and on February 22, 2005, the Board ratified, the cash bonus awards paid under the 2004 Bonus Program to certain of the Registrant’s employees, including the executive officers who were named in the 2004 Proxy Statement, other than Mr. Blankenship (the “Named Executive Officers”). Mr. Blankenship does not receive a bonus under the 2004 Bonus Program. The cash bonuses approved to be paid to the eligible Named Executive Officers for 2004 are indicated below:

Name	2004 Bonus Award
Baxter F. Phillips, Jr.	$111,230
J. Christopher Adkins	$90,000
H. Drexel Short, Jr.	$81,230

The cash bonus awards for Mr. Phillips and Mr. Short were based 75% on the Registrant’s earnings before interests and taxes for fiscal year 2004 and 25% on the discretion of the Compensation Committee of the Registrant’s Board of Directors. The cash bonus award for Mr. Adkins was based 50% on specific performance measurements, 25% based on the Registrant’s earnings before interests and taxes for fiscal year 2004 and 25% on the discretion of the Compensation Committee of the Registrant’s Board of Directors.

2005 Bonus Program

On February 21, 2005, the Compensation Committee of the Registrant’s Board of Directors approved, and on February 22, 2005, the Board also ratified, the specific performance goals for certain key employees of the Registrant, including certain of the Named Executive Officers, under the 2005 Bonus Program which was previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2004. The performance criteria tailored to certain key employees under the 2005 Bonus Program included coal production, coal shipments, coal production cost containment, coal reserve acquisitions, safety performance, reductions in environmental violations and medical cost containment goals. The cash bonus target awards approved for the Named Executive Officers, other than Mr. Blankenship, for 2005 are indicated as follows:

Name	2005 Target Bonus Award
Baxter F. Phillips, Jr.	$130,000
J. Christopher Adkins	$140,000
H. Drexel Short, Jr.	$110,000

Executive Deferred Compensation Plans

On February 21, 2005, the Compensation Committee of the Registrant’s Board of Directors approved that certain Massey Executive Deferred Compensation Program as amended and restated as of January 1, 2005 (the “Deferred Compensation Program”) and that certain A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan as amended and restated as of January 1, 2005 (the “Deferred Compensation Plan”). On February 22, 2005, the Registrant’s Board of Directors and Massey’s Board of Directors ratified the Deferred Compensation Program and the Deferred Compensation Plan, respectively. Both the Deferred Compensation Program and the Deferred Compensation Plan were amended (i) to reflect recent changes made to certain provision of the Internal Revenue Code of 1986, as amended, that apply to non-qualified deferred compensation plans and (ii) to effect some general housekeeping and necessary administrative changes.

The Deferred Compensation Program is maintained by the Registrant and administered by the Compensation Committee of the Registrant for the purpose of providing deferred compensation to a select group of management or highly compensated employees. The Deferred Compensation Plan is maintained by Massey and administered by Massey’s Executive Benefit Committee for the purpose of providing deferred compensation to those who are both employed by Massey and are members of management or otherwise are highly compensated employees. The Deferred Compensation Program and the Deferred Compensation Plan are attached as Exhibit 10.2 and Exhibit 10.3, respectively, and both are incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 1 dated as of February 22, 2005 to that certain Amended and Restated Employment Agreement effective as of November 1, 2001, by and among Massey Energy Company, A.T. Massey Coal Company, Inc. and Don L. Blankenship.

10.2	Massey Executive Deferred Compensation Program as amended and restated as of January 1, 2005.

10.3	A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan as amended and restated as of January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: February 25, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

10.1	Amendment No. 1 dated as of February 22, 2005 to that certain Amended and Restated Employment Agreement effective as of November 1, 2001, by and among Massey Energy Company, A.T. Massey Coal Company, Inc. and Don L. Blankenship.

10.2	Massey Executive Deferred Compensation Program as amended and restated as of January 1, 2005.

10.3	A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan as amended and restated as of January 1, 2005.